EXHIBIT 12
STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)

                                        February 2,     February 3,      January 29,     January 30,     January 31,
                                            2002           2001*            2000             1999            1998
                                       --------------- --------------- ---------------- --------------- ---------------
Consolidated pretax income                   $111,571        $140,860         $283,949        $219,084        $410,035
Fixed charges (less capitalized
    interest)                                 214,649         249,671          261,638         219,341         147,466
                                       --------------- --------------- ---------------- --------------- ---------------
EARNINGS                                     $326,220        $390,531         $545,587        $438,425        $557,501
                                       =============== =============== ================ =============== ===============

Interest                                     $190,388        $224,323         $236,566        $196,680        $129,237
Capitalized interest                            5,415           4,720            5,177           3,050           3,644
Interest factor in rent expense                24,261          25,348           25,072          22,661          18,229
                                       --------------- --------------- ---------------- --------------- ---------------
FIXED CHARGES                                $220,064        $254,391         $266,815        $222,391        $151,110
                                       =============== =============== ================ =============== ===============

Ratio of earnings to fixed
    Charges                                      1.48            1.54             2.04            1.97            3.69
                                       =============== =============== ================ =============== ===============

*53 week year.